UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

FIFTH WALL ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-40415	98-1583957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Little West 12th Street 4th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 853-8878

6060 Center Drive, 10th Floor

Los Angeles, California, 90045

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001	FWAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Trust Agreement

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2021, in connection with the initial public offering of Fifth Wall Acquisition Corp. III (“FWAC”), FWAC entered in an Investment Management Trust Agreement, dated May 24, 2021 (the “Trust Agreement”) with Continental Stock Transfer & Trust Company (“Continental”).

On May 25, 2023, FWAC and Continental entered into Amendment No. 1 to the Trust Agreement (“Amendment No. 1”). Amendment No. 1 amends the Trust Agreement for administrative purposes to allow for trust account proceeds to be held in an interest bearing deposit account.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01	Other Events.

On May 25, 2023, FWAC instructed Continental to liquidate the investments held in the trust account and move such cash proceeds to an interest bearing deposit account. As of the date hereof, interest earned on cash held in the trust account is approximately 4.00% per annum.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated as of May 25, 2023, by and between Fifth Wall Acquisition Corp. III and Continental Stock Transfer & Trust Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH WALL ACQUISITION CORP. III

Date: May 30, 2023	By:	/s/Andriy Mykhaylovskyy
	Name:	Andriy Mykhaylovskyy
	Title:	Chief Financial Officer